UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2021
COLONY BANKCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-12436	58-1492391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
115 South Grant Street, Fitzgerald, Georgia 31750
(Address of Principal Executive Offices) (Zip Code)
(229) 426-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced, Colony Bankcorp, Inc. (“Colony”), a Georgia corporation, entered into that certain Agreement and Plan of Merger, dated as of April 22, 2021 (the “merger agreement”), by and between Colony and SouthCrest Financial Group, Inc. (“SouthCrest”), a Georgia corporation and the parent holding company of SouthCrest Bank, N.A., pursuant to which subject to the terms and conditions set forth therein, SouthCrest will merge with and into Colony, with Colony being the surviving corporation (the “merger”). Immediately following the merger, SouthCrest Bank, N.A. will merge with and into Colony Bank, a Georgia state-chartered bank and wholly-owned subsidiary of Colony, with Colony Bank surviving the merger. The proposed merger is described in the joint proxy statement/prospectus that was filed by Colony with the Securities and Exchange Commission (the “SEC”) on June 10, 2021 (the “joint proxy statement/prospectus”). On or about June 11, 2021, Colony mailed the joint proxy statement/prospectus to Colony’s shareholders in connection with the special meeting of its shareholders scheduled to be held on July 14, 2021 at which its shareholders will consider and vote upon, among other things, a proposal to approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Colony common stock as merger consideration. This Current Report on Form 8-K provides certain additional information regarding the merger.

On June 11, 2021, a law firm representing a purported Colony shareholder sent a demand letter (the “Colony Demand Letter”) to Fenimore, Kay, Harrison & Ford, LLP (“Fenimore”) and Alston & Bird LLP (“Alston”), legal counsel for Colony and SouthCrest, respectively. The Colony Demand Letter alleges that the joint proxy statement/prospectus omitted material information with respect to the merger concerning, among other things: (i) the individual multiples and metrics of the comparable transactions and companies used the analysis of Colony’s financial advisor, Hovde Group, LLC (“Hovde”); (ii) the individual inputs and assumptions underlying the range of discount rates utilized in Hovde’s discounted cash flow analysis; (iii) certain estimates, assumptions and projections used by Hovde in preparing its analysis of the pro forma impact of the merger on Colony; (iv) the extent to which the merger would be dilutive to Colony shareholders and accretive to Colony’s financial results; (v) the terms of the confidentiality agreements executed during the process leading up to the merger; and (vi) the nature of certain communications regarding post-transaction employment of certain former SouthCrest employees. The Colony Demand Letter seeks corrective disclosures in an amendment or supplement to the joint proxy statement/prospectus.

On June 30, 2021, a law firm representing a purported SouthCrest shareholder sent a demand letter (the “SouthCrest Demand Letter”) to Alston, legal counsel for SouthCrest, alleging disclosure deficiencies in the joint proxy statement/prospectus. The SouthCrest Demand Letter seeks additional corrective disclosures in an amendment or supplement to the joint proxy statement/prospectus.

The parties to the merger continue to believe that the demands for supplemental corrective disclosure are entirely without merit and that no further disclosure is required by applicable rule, statute, regulation or law beyond that already contained in the joint proxy statement/prospectus. However, to avoid the risk that the Colony Demand Letter, the SouthCrest Demand Letter and the demands therein may delay or otherwise adversely affect the consummation of the merger and to minimize the expense of defending any potential lawsuit that may arise as a result of the Colony Demand Letter or the SouthCrest Demand Letter, the parties to the merger have determined that they will voluntarily make certain supplemental disclosures in the joint proxy statement/prospectus related to the proposed merger set forth below (the “Supplemental Disclosures”). Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the Supplemental Disclosures set forth herein.

The Supplemental Disclosures supplement and should be read in conjunction with the joint proxy statement/prospectus, which should be read in its entirety, along with periodic reports and other information Colony has filed with the SEC. To the extent that the information set forth herein differs from or updates information contained in the joint proxy statement/prospectus, the information set forth herein shall supersede or supplement the information in the joint proxy statement/prospectus. All page references below are to pages in the joint proxy statement/prospectus, and terms used below, unless otherwise defined herein, have the meanings given to such terms in the joint proxy statement/prospectus.

SUPPLEMENTAL DISCLOSURES TO THE JOINT PROXY STATEMENT/PROSPECTUS

1. The disclosure in the section of the joint proxy statement/prospectus entitled “The Merger — Opinion of SouthCrest’s Financial Advisor” in the third paragraph on page 62 that reads “Janney has provided financial services and received $17,500 in compensation from SouthCrest during the prior two years, and anticipates receiving approximately $1,050,000 as a success fee upon the closing of the merger” is hereby supplemented by adding the following sentence to the end of the third paragraph on page 62 as a new fifth sentence in such paragraph:

Janney received compensation in the amount of $150,000 upon delivery of its fairness opinion to SouthCrest, which is to be credited towards the total estimated completion fee of $1,050,000.

2.    The disclosure in the section of the joint proxy statement/prospectus entitled “The Merger — Opinion of Colony’s Financial Advisor — Market Approach — Comparable Merger and Acquisition Transactions” is hereby amended by deleting the tables summarizing the selected transactional analysis at the bottom of page 79 and the top of page 80 and replacing those tables with the following table to provide additional information with respect to the selected regional transactions and selected national transactions:

Regional Group:
Buyer (State)	Target (State)	Price-to-LTM Earnings Multiple	Price-to-common Tangible Book Value Multiple	Price-to-Adjusted Common Tangible Book Value Multiple (1)	Premium-to-Core-Deposits Multiple (2)
Seacoast Banking Corp. of FL (FL)	Legacy Bank of Florida (FL)	17.3x	179.1%	205.8%	14.7%
BancorpSouth Bank (MS)	FNS Bancshares Inc. (AL)	19.4x	154.0%	161.2%	6.5%
Virginia National Bkshs Corp. (VA)	Fauquier Bankshares Inc. (VA)	10.1x	85.5%	85.5%	(1.4)%
First Bancshares Inc. (MS)	Southwest Georgia Financial (GA)	17.3x	181.5%	190.2%	9.0%
Reliant Bancorp Inc. (TN)	First Advantage Bancorp (TN)	17.9x	146.5%	173.6%	10.0%
Banco de Credito e Inversiones	Executive Banking Corp. (FL)	66.9x	144.8%	144.8%	4.9%
First Community Bankshares Inc. (VA)	Highlands Bankshares Inc. (VA)	25.0x	155.2%	181.9%	7.3%
Professional Holding Corp. (FL)	Marquis Bancorp Inc. (FL)	11.9x	152.6%	152.6%	10.8%
Carolina Financial Corp. (SC)	Carolina Trust BancShares Inc. (NC)	21.8x	161.1%	177.3%	9.5%
First Citizens BancShares Inc. (NC)	Biscayne Bancshares Inc. (FL)	11.2x	178.0%	178.0%	10.0%
American National Bankshares (VA)	HomeTown Bankshares Corp. (VA)	24.2x	178.7%	196.9%	10.9%
Park National Corp. (OH)	CAB Financial Corp. (SC)	28.0x	182.6%	212.0%	12.7%
Seacoast Banking Corp. of FL (FL)	First Green Bancorp Inc. (FL)	33.9x	168.8%	187.8%	11.7%
Pvt Invr- Gaylon Lawrence Jr.	Volunteer State Bcshs Inc. (TN)	28.1x	234.3%	234.3%	20.3%
National Commerce Corp. (AL)	Landmark Bancshares Inc. (GA)	15.3x	212.5%	212.5%	16.3%

	25th Percentile	15.3x	152.6%	161.2%	7.3%
	Median	19.4x	168.8%	181.9%	10.0%
	75th Percentile	28.0x	181.5%	205.8%	12.7%

_____________

Note: Transactions with undisclosed deal value and for which seller information is unavailable are excluded.
Note: Price / LTM EPS is shown tax-effected for S Corporations (i.e., Volunteer State Bcshs Inc.)
(1) Price-to-Adjusted Common Tangible Book Value equals the adjusted purchase price divided by core capital where: (a) core capital equals total tangible assets multiplied by 8%; (b) excess capital equals total common tangible book value less core capital; and (c) adjusted purchase price equals the value of the Merger Consideration less excess capital (assumes dollar-for-dollar payment on excess capital).
(2) Represents the premium of the implied merger value over Common Tangible Book Value, expressed as a percentage of Core Deposits. Core deposits are defined as total deposits less foreign deposits and time deposit accounts greater than $100,000.
Source: S&P Global Market Intelligence; Data as of April 21, 2021

Nationwide Group:
Buyer (State)	Target (State)	Price-to-LTM Earnings Multiple	Price-to-common Tangible Book Value Multiple	Price-to-Adjusted Common Tangible Book Value Multiple (1)	Premium-to-Core-Deposits Multiple (2)
Bank of Marin Bancorp (CA)	American River Bankshares (CA)	18.7x	173.7%	184.4%	8.4%
BancorpSouth Bank (MS)	FNS Bancshares Inc. (AL)	19.4x	154.0%	161.2%	6.5%
BancorpSouth Bank (MS)	National United Bancshares Inc. (TX)	15.8x	156.3%	166.7%	6.8%
Virginia National Bkshs Corp. (VA)	Fauquier Bankshares Inc. (VA)	10.1x	85.5%	85.5%	(1.4)%
Hanover Bancorp Inc. (NY)	Savoy Bank (NY)	13.0x	149.2%	149.2%	16.5%
First Bancshares Inc. (MS)	Southwest Georgia Financial (GA)	17.3x	181.5%	190.2%	9.0%
Glacier Bancorp Inc. (MT)	State Bank Corp (AZ)	15.6x	212.1%	233.4%	13.6%
First Community Bankshares Inc. (VA)	Highlands Bankshares Inc. (VA)	25.0x	155.2%	181.9%	7.3%
Professional Holding Corp. (FL)	Marquis Bancorp Inc. (FL)	11.9x	152.6%	152.6%	10.8%
BancFirst Corp. (OK)	Pegasus Bank (TX)	17.1x	258.6%	258.6%	13.9%
ChoiceOne Financial Services (MI)	County Bank Corp (MI)	12.9x	150.5%	160.7%	5.7%
Community Bank System Inc. (NY)	Kinderhook Bank Corp. (NY)	17.1x	186.7%	186.7%	11.6%
First Financial Corp. (IN)	HopFed Bancorp Inc. (KY)	22.0x	146.8%	157.1%	7.7%

	25th Percentile	13.0x	149.8%	154.8%	6.7%
	Median	17.1x	155.2%	166.7%	8.4%
	75th Percentile	19.0x	184.1%	188.5%	12.6%

____________
Note: Transactions with undisclosed deal value and for which seller information is unavailable are excluded.
(1) Price-to-Adjusted Common Tangible Book Value equals the adjusted purchase price divided by core capital where: (a) core capital equals total tangible assets multiplied by 8%; (b) excess capital equals total common tangible book value less core capital; and (c) adjusted purchase price equals the value of the Merger Consideration less excess capital (assumes dollar-for-dollar payment on excess capital).
(2) Represents the premium of the implied merger value over Common Tangible Book Value, expressed as a percentage of Core Deposits. Core deposits are defined as total deposits less foreign deposits and time deposit accounts greater than $100,000.
Source: S&P Global Market Intelligence; Data as of April 21, 2021

3. The disclosure in the section of the joint proxy statement/prospectus entitled “The Merger — Opinion of Colony’s Financial Advisor — Market Approach — Comparable Public Company Analysis” is hereby amended by deleting the table summarizing the results of the selected public companies analysis at page 82 of the joint proxy statement/prospectus and replacing it with the following tables to provide additional information with respect to the selected company analysis:

Regional Group:
Buyer (State)	Price-to-LTM Earnings Multiple	Price-to-common Tangible Equity Multiple	Tangible Book Premium-to-Core Deposits Multiple(1)
Benchmark Bankshares, Inc. (VA)	8.01x	107.9%	0.8%
Parkway Acquisition Corp. (VA)	11.7x	86.3%	(1.6)%
Bank of the James Financial (VA)	12.7x	95.1%	(0.5)%
Virginia National Bankshares Corp. (VA)	11.3x	109.9%	1.2%
The Freedom Bank of Virginia (VA)	11.0x	109.8%	1.7%
First Reliance Bancshares, Inc. (SC)	7.60x	123.8%	3.2%
Village Bank and Trust Financial (VA)	7.51x	124.1%	2.4%
Prime Meridian Holding Company (FL)	15.0x	110.0%	1.1%
Potomac Bancshares, Inc. (WV)	13.6x	94.4%	(0.6)%
Pilot Bancshares, Inc. (FL)	NM	130.0%	3.5%
Coastal Carolina Bancshares, Inc. (SC)	13.1x	97.8%	(0.3)%

25th Percentile	8.75x	96.4%	(0.4)%
Median	11.5x	109.8%	1.1%
75th Percentile	13.0x	116.9%	2.0%
_____________
(1) Market Premium-to-Core Deposits reflects the difference between the aggregate market value and the tangible common book value expressed as a percentage of core deposits; Core deposits are total deposits net of time deposits greater than $100,000 and brokered deposits
Source: S&P Global Market Intelligence; Financial data as of 12/31/2020; Market data as of 4/21/2021; NM stands for “Not Meaningful”

Nationwide Group:
Company (State)	Price-to-LTM EPS Multiple	Price-to-Tangible Equity Multiple	Tang. Book Premium-to-Core Deposits Multiple (1)
Juniata Valley Financial Corp. (PA)	15.0x	123.2%	2.7%
Boyle Bancorp, Inc. (KY)	11.1x	102.1%	0.2%
Summit Bank Group, Inc. (OR)	11.9x	156.9%	5.7%
Jonestown Bank & Trust Co. (PA)	12.1x	99.1%	(0.1)%
Consumers Bancorp, Inc. (OH)	12.0x	89.0%	(1.2)%
Baker Boyer Bancorp (WA)	17.8x	150.3%	4.8%
Bancorp. of Southern Indiana (IN)	8.20x	93.4%	(0.8)%
Village Bank and Trust Financial Corp. (VA)	7.51x	124.1%	2.4%
Oxford Bank Corporation (MI)	9.86x	126.0%	2.5%
Community Heritage Financial, Inc. (MD)	11.3x	91.1%	(0.9)%
Elmira Savings Bank (NY)	11.4x	99.1%	(0.1)%
1st Colonial Bancorp, Inc. (NJ)	10.4x	91.5%	(0.9)%
Potomac Bancshares, Inc. (WV)	13.6x	94.4%	(0.6)%
Pilot Bancshares, Inc. (FL)	NM	130.0%	3.5%
Coastal Carolina Bancshares, Inc. (SC)	13.1x	97.8%	(0.3)%

25th Percentile	10.6x	93.9%	(0.7)%
Median	11.7x	99.1%	(0.1)%
75th Percentile	12.9x	125.1%	2.6%
_____________

(1) Market Premium-to-Core Deposits reflects the difference between the aggregate market value and the tangible common book value expressed as a percentage of core deposits; Core deposits are total deposits net of time deposits greater than $100,000 and brokered deposits
Source: S&P Global Market Intelligence; Financial data as of 12/31/2020; Market data as of 4/21/2021; NM stands for “Not Meaningful”

4. The disclosure in the section of the joint proxy statement/prospectus entitled “The Merger — Opinion of Colony’s Financial Advisor — Income Approach — Discounted Cash Flow Analysis” is hereby supplemented by adding the following to the third paragraph thereunder as a new seventh sentence in the middle of page 84 of the joint proxy statement/prospectus:

Hovde selected the range of multiples based on its professional judgment. Hovde calculated the range of discount rates using the values for the equity risk premium, industry beta, and size based premium outlined in the 2021 Duff & Phelps Valuation Handbook and the risk free rate based on WSJ Risk-Free Rate (U.S. 10 Year Treasury Note) as reported by the Wall Street Journal on April 21, 2021.

5. The disclosure in the section of the joint proxy statement/prospectus entitled “The Merger – Opinion of Colony’s Financial Advisor - Pro Forma Impact Analysis” is hereby supplemented by adding the following to page 86 of the joint proxy statement/prospectus immediately following the paragraph titled “Pro Forma Impact Analysis”:

The closing balance sheet estimates and accompanying footnotes used in the analysis under subsection (i) of the previous paragraph is presented below:

Colony Acquiring SouthCrest
Pro Forma Balance Sheet ($000)
	CBAN	SCSG			Pro Forma
Assets	9/30/2021	9/30/2021	Merger Adj		Company
Cash & Cash Equivialent	129,971	40,841	(30,482)	A	140,331
Securities	391,298	284,968	—		676,266
Gross Loans	1,082,515	348,860	(5,235)	B	1,426,140
Loan Loss Reserve	(13,196)	(3,904)	3,904	C	(13,196)
Fixed Assets	32,057	8,278	1,045	D	41,380
OREO	1,006	408	(204)	E	1,210
Goodwill	15,992	—	22,793	F	38,785
Intangibles	1,772	951	1,831	G	4,554
Deferred Tax Asset	167	1,039	—		1,206
Other Assets	45,103	27,411	—		72,514
Total Assets	1,686,686	708,852	(6,348)		2,389,189

Deposits	1,411,787	607,076	—		2,018,863
FHLB & Other Borrowings	92,279	34,523	—		126,801
TRUPS	24,229	—	—		24,229
Sub Debt	—	—	—		—
Other Liabilities	7,378	2,303	481	H	10,162
Total Liabilities	1,535,673	643,902	481		2,180,056

Total Equity	151,013	64,950	(6,829)	I	209,134
Total Liabilities & Equity	1,686,686	708,852	(6,348)		2,389,189

Tangible Common Equity	133,248	63,999	(31,454)		165,794
Common Shares Outstanding	9,489,783	7,516,464	3,987,898	J	13,477,681
TBV Per Share	$14.04	$8.51			$12.30

_____________
Note: The standalone Colony and SouthCrest and pro forma estimated balances at closing were prepared in consultation with Management.

A.Includes cash consideration paid to SouthCrest, the cash out value of 252,500 stock options with a weighted average exercise price of $7.22 and 173,500 phantom shares (both cashed out at $10.45 per share), and SouthCrest transaction costs.
B.Reflects purchase accounting adjustment to record SouthCrest’s loans at fair value (loan mark of approximately 1.50% on gross loans).
C.In accordance with purchase accounting guidance, SouthCrest’s allowance for loan losses has been eliminated.
D.Adjustment to property and equipment to reflect the estimated fair value of acquired premises and equipment, net.
E.Adjustment to other real estate owned to reflect the estimated fair value (mark-down of 50% of SouthCrest's OREO balance).
F.Adjustment to record estimated goodwill associated with the merger.

G.Adjustment to eliminate the historical SouthCrest other intangibles and record an estimated core deposit intangible of $2.7 million related to the merger.
H.Net of deferred liability entries associated with merger.
I.Adjustment to reflect the conversion of SouthCrest’s Series D & Series AAA convertible preferred stock into common stock on a 1:1 basis. Adjustments to common stock to eliminate SouthCrest common stock par value and record the issuance of Colony common stock to SouthCrest common shareholders. Adjustments to eliminate SouthCrest's capital surplus and record the issuance of Colony common stock in excess of par value to SouthCrest common shareholders. Adjustments to eliminate SouthCrest's accumulated other comprehensive gain and treasury stock. Adjustment to eliminate SouthCrest's accumulated deficit offset by purchase accounting adjustments included herein.
J.Adjustments to record shares of Colony common stock outstanding to SouthCrest shareholders, calculated using an exchange ratio of 0.7318 per share for 72.5% of SouthCrest's shares (stock consideration). SouthCrest outstanding common stock includes restricted shares and assumes the conversion of SouthCrest’s Series D & Series AAA convertible preferred stock into common stock on a 1:1 basis.

Hovde performed a pro forma merger analysis with an estimated closing of September 30, 2021 that combined projected income statement and balance sheet information of SouthCrest and Colony. Hovde analyzed the estimated financial impact of the merger on certain projected financial results for SouthCrest and Colony and financial forecasts and projections relating to the earnings of SouthCrest and Colony. This analysis resulted in pro forma projected net income of $14.9 million for 2021E, $26.5 million for 2022E, $28.1 million for 2023E, $29.7 million for 2024E and $31.3 million for 2025E. Colony projections were based on consensus analyst estimates and SouthCrest projections were made in consultation with their management. The projections used for the analysis estimated Colony’s net income to be $12.2 million for 2021E, $15.0 million for 2022E, $15.9 million for 2023E, $16.8 million for 2024E and $17.8 million for 2025E. The projections used for the analysis estimated SouthCrest’s net income to be $7.0 million for 2021E, $7.0 million for 2022E, $7.5 million for 2023E, $8.1 million for 2024E and $8.5 million for 2025E. Pro forma assumptions (including, without limitation, purchase accounting adjustments, cost savings and related expenses) were made in consultation with Colony’s management and advisors. This analysis indicated that the pro forma projections resulted in +24% EPS accretion in both 2022E and 2023E based on Colony 2022E EPS using consensus analyst EPS estimates of $1.58 per share and Colony 2023E EPS based on 5.99% per share growth. The accretion in this analysis assumes the $6.4 million pre-tax cost savings are fully phased-in in each of 2022 and 2023. This analysis indicated that, at closing, the merger would be approximately 12.4% dilutive to Colony tangible book value per share. For all of the above analysis, the actual results achieved by Colony following the merger may vary from the projected results, and the variations may be material.

6. The disclosure in the section of the joint proxy statement/prospectus entitled “The Merger — Background of the Merger” is hereby amended by inserting the following paragraph after the second full paragraph on page 58 of the joint proxy statement/prospectus to provide additional information with respect to the terms of the confidentiality agreement executed during the process leading up to the merger:

On March 15, 2021, Colony and SouthCrest entered into a mutual nondisclosure agreement (the “confidentiality agreement”) in order to protect valuable confidential information pertaining to discussions regarding the proposed merger. The confidentiality agreement generally defines “confidential information” as all nonpublic information disclosed by one party (the “disclosing party”) to another party (the “receiving party”). Under the confidentiality agreement, Colony and SouthCrest mutually agreed to keep confidential: (i) the fact that confidential information had been made available to them; (ii) the existence or terms of the confidentiality agreement; (iii) the fact that Colony and SouthCrest were considering a merger transaction; and (iv) the status, nature, terms, or other facts or information with respect to the foregoing that could enable a third party to identify Colony or SouthCrest as a party to any discussions or negotiations regarding the proposed merger. Further, Colony and SouthCrest agreed to use the confidential information protected by the confidentiality agreement only in pursuit of a business relationship with one another. The confidentiality agreement included certain exceptions to nondisclosure, including any disclosures of confidential information as may be required by regulatory authorities or other governmental entities. The confidentiality agreement also included a notice provision, whereby the receiving party must notify the disclosing party immediately upon discovery of any unauthorized use or disclosure of confidential information, and a return provision, whereby the receiving party must return or destroy any tangible materials embodying confidential information at the request of the disclosing party. The confidentiality agreement terminates upon the completion of the merger or upon termination of Colony and SouthCrest’s discussions regarding the proposed merger. However, each of Colony’s and SouthCrest’s obligations under the confidentiality agreement survive for two years following such completion or termination.

7. The disclosure in the section of the joint proxy statement/prospectus entitled “The Merger — Background of the Merger” is hereby amended by adding the following provisions to the end of the first paragraph on the top of page 59 of the joint proxy statement/prospectus to provide additional information with respect to the timing and nature of communications regarding post-transaction employment, directorships, and benefits:

The non-binding indication of interest proposed by Colony and executed by SouthCrest on March 16, 2021 contemplated the appointment of Mr. Schmitt and one additional SouthCrest director to the Colony board following consummation of the merger. In the course of subsequent reciprocal due diligence, Colony determined that Mr. Wyatt’s experience, expertise and familiarity with SouthCrest’s markets would make him a valuable addition to the Colony board, and Colony anticipated that he would join Mr. Schmitt in being appointed to the board of Colony following consummation of the merger. Additional information regarding the compensation of the two SouthCrest directors to appointed to the Colony board is provided under “The Merger — Interests of SouthCrest’s Directors and Executive Officers in the Merger — Board Appointments.”

In the course of its initial diligence, Colony determined that it would be beneficial to the combined company to retain Messrs. Schmitt, Borrmann and Washburn and Ms. Bell in senior roles following consummation of the merger. Accordingly, the non-binding indication of interest proposed by Colony and executed by SouthCrest on March 16, 2021 contemplated that Colony would offer new employment agreements to these four SouthCrest employees with terms similar to such employees’ current agreements with SouthCrest. Colony management, with the assistance of Colony counsel, prepared employment agreements and proposed these agreements these four individuals on March 23, 2021. The individuals retained separate counsel to represent them in negotiation of the employment agreements. Over the next weeks, Colony’s counsel negotiated the terms of these employment agreements with the employees’ counsel. Each of Messrs. Schmitt, Borrmann and Washburn and Ms. Bell executed their respective employment agreements on April 22, 2021. Additional information regarding the employment agreements is provided under “The Merger — Interests of SouthCrest’s Directors and Executive Officers in the Merger — Employment Agreements with Colony Bank.”

Forward-Looking Statements

This Current Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the merger, the expected returns and other benefits of the merger, to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the merger on Colony’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of SouthCrest’s business into Colony, (5) the failure to obtain the necessary approval by the shareholders of SouthCrest or Colony, (6) the amount of the costs, fees, expenses and charges related to the merger, (7) the ability by Colony to obtain required governmental approvals of the merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (9) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing of the merger, (10) the risk that the integration of SouthCrest’s operations into the operations of Colony will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by Colony’s issuance of additional shares of its common stock in the merger transaction, and (13) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Colony’s Annual Report on Form 10-K for the year ended December 31, 2020 and other documents subsequently filed by Colony with the SEC. Consequently, No forward-looking statement can be guaranteed. Neither Colony nor

SouthCrest undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, Colony and SouthCrest claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information and Where to Find It

In connection with the proposed transaction, Colony filed with the SEC a Registration Statement on Form S-4 (File No. 333-236472) on May 28, 2021, which was amended on June 8, 2021 and declared effective by the SEC on June 10, 2021 (as amended, the “S-4 Registration Statement”). The S-4 Registration Statement includes the joint proxy statement/prospectus, which has been mailed to Colony’s and SouthCrest’s shareholders. Shareholders of Colony and SouthCrest and other investors are urged to read the joint proxy statement/prospectus that was included in the S-4 Registration Statement in connection with the proposed merger because it contains important information about Colony, SouthCrest, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors and security holders will be able to obtain free copies of the S-4 Registration Statement and the related joint proxy statement/prospectus, as well as other documents filed with the SEC by Colony through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by Colony will also be available free of charge by directing a written request to Colony Bankcorp, Inc., 115 South Grant Street, Fitzgerald, Georgia 31750, Attn: Tracie Youngblood and on Colony’s website, colony.bank, under Investor Relations. Colony’s telephone number is (229) 426-6000. You are urged to read the joint proxy statement/prospectus carefully before making a decision concerning the merger.

Participants in the Solicitation

Colony, SouthCrest and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SouthCrest and Colony in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, is available in the joint proxy statement/prospectus regarding the proposed transaction. Additional information about Colony and its directors and officers may be found in the definitive proxy statement of Colony relating to its 2021 Annual Meeting of Stockholders filed with the SEC on April 16, 2021. The joint proxy statement/prospectus regarding the proposed transaction and the definitive proxy statement for Colony’s 2021 Annual Meeting of Stockholders can each be obtained free of charge from the sources described above.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: July 6, 2021	By:	/s/ T. Heath Fountain
T. Heath Fountain
President and Chief Executive Officer